Exhibit 10.1

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is made and entered into as of November 12, 2026 (the “Effective Date”), by and between Skillful Craftsman Education Technology Limited, a Cayman Islands company (the “Company”), and Xinyue Zhang (the “Executive”).

WITNESSETH:

WHEREAS, the parties desire to enter into this Agreement setting forth the terms and conditions of the employment relationship between the Executive and the Company.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. EMPLOYMENT.

1.1 Agreement to Employ. The Company hereby agrees to employ Executive, and Executive hereby agrees to serve, subject to the provisions of this Agreement, as an officer and employee of the Company.

1.2 Duties and Schedule. Executive shall serve as the Company’s Chief Financial Officer (“CFO”) and be the Principal Financial Officer and Principal Accounting Officer of the Company and responsible for all financial matters and management of the Company. The responsibilities of the Executive shall be subject to the bylaws of the Company and determined by the Board of Directors of the Company (the “Board”). The Executive shall report directly to the Board and the Chief Executive Officer and shall have such responsibilities as designated by the Chief Executive Officer and the Board of the Company to the extent that such responsibilities are not inconsistent with all applicable laws, regulations and rules. Executive shall devote his best efforts and business time to his position with the Company during the term.

2. TERM OF EMPLOYMENT.

Unless Executive’s employment shall sooner terminate pursuant to Section 4, the Company shall employ Executive for a one-year term commencing on November 12, 2026 (the “Term”), which Term shall be renewable upon mutual agreement of the Company and the Executive, as approved by the Board.

3. COMPENSATION.

3.1 Salary. Executive’s salary during the Term shall be US$1 per year (the “Salary”).

3.2 Bonus and Equity Awards. At the sole discretion of the Board, or any committee duly designated by the Board and authorized to act thereto, the Executive shall be eligible for an annual cash bonus. In addition, the Executive may be eligible for performance-based equity awards, which may be granted in the future based on specific circumstances and subject to further approval by the Board or the Compensation Committee of the Board.

3.3 Vacation. Executive shall be entitled to 5 days of paid vacation per year. In the event that Executive remains employed by the Company for 3 years or more, Executive shall be entitled to 5 days of paid vacation.

3.4 Business Expenses. Executive shall be reimbursed by the Company for all ordinary and necessary expenses incurred by Executive; provided that they are incurred and approved in writing in accordance with the Company’s expense policy.

3.5 Benefits. During the Term, Executive shall be allowed to participate, on the same basis generally as other employees of the Company, in all general employee benefit plans and programs, including improvements or modifications of the same, which may exist as of the Effective Date or thereafter and which are made available by the Company to all or substantially all of its employees. Such benefits, plans, and programs may include, without limitation, any health and dental insurance, if and when instituted. Any benefit plan currently existing or instituted by the Company after the Effective Date may be altered, changed or discontinued by the Company at its sole discretion and at any time without obligation of any nature to Executive. Except as specifically provided herein, nothing in this Agreement is to be construed or interpreted to increase or alter in any way the rights, participation, coverage, or benefits under such benefit plans or programs to other than those provided to other employees pursuant to the terms and conditions of such benefit plans and programs.

4. TERMINATION.

4.1 Death. This Agreement shall terminate immediately upon the death of Executive, and Executive’s estate or Executive’s legal representative, as the case may be, shall be entitled to Executive’s accrued and unpaid Salary as of the date of Executive’s death, plus all other compensation and benefits that were vested through the date of Executive’s death.

4.2 Disability. In the event of Executive’s Disability, this Agreement shall terminate and Executive shall be entitled to (a) accrued and unpaid Salary and vacation through the first date that a Disability is determined; and (b) all other compensation and benefits that were vested through the first date that a Disability has been determined. “Disability” means the good faith determination of the Board that Executive has become so physically or mentally incapacitated or disabled as to be unable to satisfactorily perform his duties hereunder for a period of ninety (90) consecutive calendar days or for one-hundred twenty (120) days in any three-hundred sixty (360) day period, such determination based upon a certificate as to such physical or mental disability issued by a licensed physician and/or psychiatrist (as the case may be) mutually agreed upon by Executive and the Company.

4.3 Termination by Company for Cause. The Company may terminate the Executive for Cause and such termination shall take effect upon the receipt by Executive of the Notice of Termination. Upon the effective date of the termination for Cause, Executive shall be solely entitled to accrued and unpaid Salary through such effective date. “Cause” means: (i) engaging in any act, omission or misconduct that is injurious to the Company or an affiliate; (ii) gross negligence or willful misconduct in connection with the performance of duties; (iii) conviction of a criminal offense (other than minor traffic offenses); (iv) fraud, embezzlement or misappropriation of funds or property of the Company or an affiliate; (v) material breach of any term of any employment or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Executive and the Company or an affiliate; (vi) the entry of an order duly issued by any regulatory agency (including federal, state and local regulatory agencies and self-regulatory bodies) having jurisdiction over the Company or an affiliate requiring the removal of the Executive from any office held with the Company or prohibiting the Executive from participating in the business or affairs of the Company or any affiliate; or (vii) the revocation or threatened revocation of any of the Company’s or an affiliate’s government licenses, permits or approvals, which is primarily due to the Executive’s action or inaction and such revocation or threatened revocation would be alleviated or mitigated in any material respect by the termination of the Executive’s employment or services with the Company or an affiliate.

4.4 Voluntary Termination by Executive. The Executive may voluntarily terminate his employment for any reason and such termination shall take effect 30 days after the receipt by Company of the Notice of Termination. Upon the effective date of such termination, Executive shall be entitled to (a) accrued and unpaid Salary and vacation through such termination date; and (b) all other compensation and benefits that were vested through such termination date. In the event Executive is terminated without notice, it shall be deemed a termination by the Company for Cause.

4.5 Notice of Termination. Any termination of the employment by the Company or the Executive shall be communicated by a notice in accordance with Section 8.4 of this Agreement (the “Notice of Termination”). Such notice shall (a) indicate the specific termination provision in this Agreement relied upon and (b) if the termination is for Cause, the date on which the Executive’s employment is to be terminated.

4.6 Severance. The Executive shall not be entitled to severance payments upon any termination provided in Section 4 herein.

5. EMPLOYEE’S REPRESENTATION.

The Executive represents and warrants to the Company that: (a) he is subject to no contractual, fiduciary or other obligation which may affect the performance of his duties under this Agreement; (b) he has terminated, in accordance with their terms, any contractual obligation which may affect his performance under this Agreement; and (c) his employment with the Company will not require him to use or disclose proprietary or confidential information of any other person or entity.

6. CONFIDENTIAL INFORMATION.

Except as permitted or directed by the Board of Directors of the Company in writing, during the time the Executive is employed by the Company or at any time thereafter, the Executive shall not use for his personal purposes nor divulge, furnish, or make accessible to anyone or use in any way (other than in the ordinary course of the business of the Company) any confidential or secret information or knowledge of the Company, whether developed by himself or by others. Such confidential and/or secret information encompassed by this Section 6 includes, but is not limited to, the Company’s customer and supplier lists, business plans, software, systems, and financial, marketing, and personnel information. The Executive agrees to refrain from any acts or omissions that would reduce the value of any confidential or secret knowledge or information to the Company, both during his employment hereunder and at any time after the termination of his employment. The Executive’s obligations of confidentiality under this Section 6 shall not apply to any knowledge or information that is now published publicly or that subsequently becomes generally publicly known, other than as a direct or indirect result of a breach of this Agreement by the Executive.

7. NON-COMPETITION; NON-SOLICITATION; INVENTIONS.

7.1 Non-Competition. During the employment of the Executive under this Agreement and for a period of six (6) months after termination of such employment, the Executive shall not at any time compete on his own behalf, or on behalf of any other person or entity, with the Company or any of its affiliates within all territories in which the Company does business with respect to the business of the Company or any of its affiliates as such business shall be conducted on the date hereof or during the employment of the Executive under this Agreement. The ownership by the Executive of not more than 5% of a corporation, partnership or other enterprise shall not constitute a violation hereof.

7.2 Non-Solicitation. During the employment of the Executive under this Agreement and thereafter Executive shall not at any time (i) solicit or induce, on his own behalf or on behalf of any other person or entity, any employee of the Company or any of its affiliates to leave the employ of the Company or any of its affiliates; or (ii) solicit or induce, on his own behalf or on behalf of any other person or entity, any customer or Prospective Customer of the Company or any of their respective affiliates to reduce its business with the Company or any of its affiliates. For the purposes of this Agreement, “Prospective Customer” shall mean any person or other business entity which has either (a) entered into a nondisclosure agreement with the Company or any Company subsidiary or affiliate or (b) has within the preceding 12 months received a currently pending and not rejected written proposal in reasonable detail from the Company or any of the Company’s subsidiary or affiliate.

7.3 Inventions and Patents. The Company shall be entitled to the sole benefit and exclusive ownership of any inventions or improvements in products, processes, or other things that may be made or discovered by Executive while he is in the service of the Company, and all patents for the same. During the Term, Executive shall do all acts necessary or required by the Company to give effect to this section and, following the Term, Executive shall do all acts reasonably necessary or required by the Company to give effect to this section. In all cases, the Company shall pay all costs and fees associated with such acts by Executive.

7.4 Return of Property. The Executive agrees that all property in the Executive’s possession that he obtains or is assigned in the course of his employment with the Company, including, without limitation, all documents, reports, manuals, memoranda, customer lists, credit cards, keys, access cards, and all other property relating in any way to the business of the Company, is the exclusive property of the Company, even if the Executive authored, created, or assisted in authoring or creating such property. The Executive shall return to the Company all such property immediately upon termination of employment or at such earlier time as the Company may request.

7.5 Court Ordered Revisions. If any portion of this Section 7 is found by a court of competent jurisdiction to be invalid or unenforceable, but would be valid and enforceable if modified, this Section 7 shall apply with such modifications necessary to make this Section 7 valid and enforceable. Any portion of this Section 7 not required to be so modified shall remain in full force and effect and not be affected thereby.

7.6 Specific Performance. The Executive acknowledges that the remedy at law for any breach of any of the provisions of Section 7 will be inadequate, and that the Company shall be entitled, in addition to any remedy at law or in equity, to preliminary and permanent injunctive relief and specific performance.

8. MISCELLANEOUS.

8.1 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of law. Each party hereby irrevocably submits to the exclusive jurisdiction of any federal courts sitting in New York City.

8.2 Notices. All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given if delivered personally, sent by certified or registered mail, return receipt requested, or by overnight courier, addressed to the parties at their respective addresses set forth below or to such other address as either party may designate by notice to the other.

If to the Executive:

Mr. Xinyue Zhang

7th Floor, West Lobby, Building 7B

Shenzhen Bay Science and Technology Ecological Park

Nanshan District, Shenzhen City, Guangdong Province, China

If to the Company:

Skillful Craftsman Education Technology Limited

7th Floor, West Lobby, Building 7B

Shenzhen Bay Science and Technology Ecological Park, Nanshan District, Shenzhen City, Guangdong Province, China

Attn: Board of Directors

8.3 Severability. If any provision of this Agreement is held to be invalid or unenforceable, the remaining provisions shall continue in full force and effect.

8.4 Amendment. This Agreement may not be amended or modified except by a written instrument signed by both parties.

8.5 Captions. The captions of this Agreement are not part of the provisions and shall have no force or effect.

8.6 Entire Agreement. This Agreement contains the entire agreement among the parties concerning the subject matter hereof and supersedes all prior agreements, understandings, discussions, negotiations and undertakings, whether written or oral, between the parties with respect thereto.

8.7 Survival. The respective rights and obligations of the parties hereunder shall survive any termination of this Agreement or the Executive’s employment hereunder to the extent necessary to the intended preservation of such rights and obligations.

8.8 Waiver. Either Party’s failure to enforce any provision or provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing each and every other provision of this Agreement.

8.9 Successors. This Agreement is personal to Executive and, without the prior express written consent of the Company, shall not be assignable by Executive. This Agreement shall inure to the benefit of and be enforceable by Executive’s estate, heirs, beneficiaries, and/or legal representatives. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

8.10 Joint Efforts/Counterparts. Preparation of this Agreement shall be deemed to be the joint effort of the parties hereto and shall not be construed more severely against any party. This Agreement may be signed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

8.11 Representation by Counsel. Each Party hereby represents that it has had the opportunity to be represented by legal counsel of its choice in connection with the negotiation and execution of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

EXECUTIVE:

By:	/s/ Xinyue Zhang
Xinyue Zhang

Skillful Craftsman Education Technology Limited

By:	/s/ Bin Fu
Name:	Bin Fu
Title:	Chief Executive Officer